UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 19, 2021 (January 19, 2021)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T-Rex Avenue, Suite 120, Boca Raton, FL 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
6.25% Notes due 2023	NEWTI	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 19, 2021, the Board of Directors of Newtek Business Services Corp. (“Newtek” or the “Company”) appointed Nicholas J. Leger as the Company’s Chief Accounting Officer, to be effective as of February 5, 2021. The Company’s current Chief Accounting Officer, Christopher Towers, has resigned from the Company effective February 5, 2021.

Mr. Leger, age 40, has, since November 2015, served as Vice President of Finance and Controller of Newtek Small Business Finance, LLC (“NSBF”), the Company’s consolidated subsidiary that operates as a nationally licensed SBA lender under the federal Section 7(a) loan program, with principal responsibility for financial reporting and the development and implementation of NSBF’s accounting policies and practices. Mr. Leger previously worked at First Data Corp. as a Manager and Senior Accountant, in the Financial Planning and Reporting department, from 2005 to 2015, and previously worked in public accounting as a Senior Associate for PricewaterhouseCoopers (PWC) from 2004 to 2005 and with RSM from 2001 to 2004, primarily in the audit of public and private entities. Mr. Leger graduated from Bentley University in 2002 with a bachelor’s degree in Accounting. In addition, the Company has promoted Elise Chamberlain, CPA, CFA, the Company’s Vice President of Financial Reporting, to Executive Vice President, Financial Reporting and Finance. Prior to joining the Company in June 2019, Ms. Chamberlain was a Director of Ladder Capital Finance, LLC (2014 - 2019) and a Senior Associate with PWC (2008 - 2014).

Mr. Leger: (i) was not appointed as the Company’s Chief Accounting Officer pursuant to any arrangement or understanding with any other person; (ii) does not have a family relationship with any of the Company’s directors or other executive officers; (iii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant; and (iv) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as the Company’s Chief Accounting Officer.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: January 19, 2021	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board